Exhibit 99.1

Pulse Biosciences files Registration Statement for Rights Offering

HAYWARD, Calif. – April 6, 2020 – Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company”, or “Pulse Biosciences”) today announced that it filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) for a rights offering to its existing stockholders. The rights offering will be made through the distribution of non-transferable subscription rights to purchase shares of the Company’s common stock, par value $0.001 per share, at a subscription price to be determined. Assuming the rights offering is fully subscribed, the Company will receive gross proceeds of approximately $30 million, less expenses related to the rights offering. The Company filed the rights offering to raise equity capital in a manner that gives all of Pulse Biosciences’ stockholders the opportunity to participate. The net proceeds of the rights offering will be used for general working capital purposes as described in the offering documents, including the ongoing investment in current and future clinical studies evaluating the safety and efficacy of the Company’s proprietary Nano-Pulse Stimulation™ technology, the development and enhancement of the Company’s CellFX® (CellFX) System, obtaining regulatory clearance for the CellFX System, sales and marketing activities, and general corporate operations.

The rights offering includes an over-subscription privilege which permits each rights holder that exercises its basic subscription rights in full to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering. This over-subscription privilege is subject to the availability and allocation of shares among holders exercising this over-subscription privilege and other limitations as further described in the rights offering documents.

Robert W. Duggan, the chairman of the Company’s board of directors and the beneficial owner of approximately 43% of the Company’s outstanding common stock prior to the planned rights offering, has indicated that he intends to exercise all of his basic subscription rights and any over-subscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, but has not made any formal binding commitment to do so.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. When available, a copy of the prospectus may be obtained at the website maintained by the SEC at www.sec.gov. The rights will be issued to all stockholders as of a record date which has yet to be determined. The subscription price for the shares also has yet to be determined. We will provide notice of the record date and subscription price in the future at such time as they are determined.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offer, if at all, will be made only by means of a prospectus forming a part of the registration statement.

About Pulse Biosciences

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve and extend the lives of patients. If cleared, the CellFX System will be the first commercial product to harness the distinctive advantages of the Company’s proprietary Nano-Pulse Stimulation™ technology to treat a variety of applications for which an optimal solution remains unfulfilled. Nano-Pulse Stimulation™ technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. Subject to regulatory approval, the initial commercial use of the CellFX System is expected to address a broad range of dermatologic conditions that share high demand among patients and practitioners for improved and durable aesthetic outcomes. Designed as a multi-application platform, the CellFX System is intended to offer customer value with a utilization-based revenue model across an expanding spectrum of clinical applications.

Pulse Biosciences, CellFX and Nano-Pulse Stimulation™ are trademarks of Pulse Biosciences, Inc.

Caution: Pulse Biosciences’ CellFX System and Nano-Pulse Stimulation™ technology are for investigational use only.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, among other things, statements relating to Nano-Pulse Stimulation™ technology including the effectiveness of such technology, the CellFX System including the benefits of the CellFX System and commercialization of the CellFX System, Pulse Biosciences’ market opportunity, Pulse Biosciences’ expectations, whether stated or implied, regarding whether Pulse Biosciences will be able to raise capital through the rights offering or consummate the rights offering, the intention of Robert Duggan to participate in the rights offering, the final terms of the rights offering including the record date and the subscription price, the related registration statement, prevailing market conditions, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Additionally, you should not consider past results to be an indication of our future performance. Additional risks and uncertainties relating to the proposed offering, Pulse Biosciences and its business can be found under the heading “Risk Factors” in Pulse Biosciences’ most recent periodic, quarterly and annual reports filed with the SEC and in the accompanying prospectus relating to the offering to be filed with the SEC. Pulse Biosciences undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

Investors:
Pulse Biosciences
Sandra Gardiner, EVP and CFO
510.241.1077
IR@pulsebiosciences.com

or

Gilmartin Group
Philip Trip Taylor
415.937.5406
philip@gilmartinir.com

Rights Offering Information & Subscription Agent:
Broadridge Corporate Issuer Solutions, Inc.
888.789.8409
shareholder@broadridge.com

Media:
Tosk Communications
Nadine D. Tosk
504.453.8344
nadinepr@gmail.com or
press@pulsebiosciences.com